Exhibit 4.1

TWEETER HOME ENTERTAINMENT GROUP, INC.

2004 LONG TERM INCENTIVE PLAN

SECTION 1.
GENERAL PURPOSE OF THE PLAN; DEFINITIONS

     The name of this plan is the Tweeter Home Entertainment Group, Inc. 2004 Long Term Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, non-employee Directors and other key personnel (including independent contractors, consultants and other non-employees) of Tweeter Home Entertainment Group, Inc. (the “Company”) and the Company’s subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will result in a closer alignment of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. The following terms are defined as set forth below:

     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

     “Administrator” is defined in Section 2(a).

     “Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Performance Share Awards, Performance Unit Awards, Deferred Stock Awards, Warrants and Common Stock in Lieu of Cash Compensation Awards.

     “Board” means the Board of Directors of the Company as constituted from time to time.

     “Change of Control” is defined in Section 15.

     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor, along with related rules, regulations and interpretations.

     “Committee” means the Committee of the Board referred to in Section 2.

     “Common Stock in Lieu of Cash Compensation Award” means an Award granted pursuant to Section 9B.

     “Company” means Tweeter Home Entertainment Group, Inc., a Delaware corporation, and any successor thereto.

     “Deferred Stock Award” means an Award granted pursuant to Section 9.

     “Effective Date” means the later to occur of (i) the date on which the Plan is initially approved by stockholders as set forth in Section 17 or (ii) June 2, 2004.

     “Fair Market Value” on any given date means the last sale price at which Stock was traded on such date or, if no Stock was traded on such date, the next preceding date on which Stock was traded, as reported by Nasdaq or, if applicable, the principal stock exchange or, if applicable, any other national stock exchange on which the Stock is traded or admitted to trading.

     “Incentive Stock Option” means any Stock Option that is intended to qualify as, and is designated in writing in the related Option Award agreement as intending to constitute, an “incentive stock option” as defined in Section 422 of the Code.

     “Non-employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

     “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

     “Performance Share Award” means an Award granted pursuant to Section 7.

     “Performance Unit Award” means an Award granted pursuant to Section 8.

     “Restricted Stock Award” means an Award granted pursuant to Section 6.

     “Stock” means the Common Stock, $.01 par value, of the Company, subject to adjustments pursuant to Section 3.

     “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

     “Subsidiary” means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

     “Warrant Award” means an Award granted pursuant to Section 9A.

SECTION 2.
ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT PARTICIPANTS AND
DETERMINE AWARDS

     (a) Committee. The Plan shall be administered by a Committee of not fewer than two (2) Non-employee Directors (the “Administrator”). Each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Exchange Act, or any successor definition. Each member of the Committee shall also be an “outside director” within the meaning of Section 162(m) of the Code and the regulations (including temporary and proposed regulations) promulgated thereunder. In addition, each member of the Committee shall meet the then applicable requirements and criteria of the Nasdaq Stock Market (or other market on which the Stock then trades) for qualification as an “independent director.”

     (b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

          (i) to select the individuals to whom Awards may from time to time be granted;

          (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Deferred Stock Awards, Performance Share Awards, Performance Unit Awards, Warrants and Common Stock in Lieu of Cash Compensation Awards or any combination of the foregoing, granted to any one or more participants;

          (iii) to determine the number of shares of Stock to be covered by any Award;

          (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

          (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

          (vi) subject to the provisions of Section 5(a)(iii), to extend at any time the post-termination period in which Stock Options may be exercised;

          (vii) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting deemed interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

          (viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as the Administrator shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

     All decisions and interpretations of the Administrator shall be made in the Administrator’s sole and absolute discretion and shall be final and binding on all persons, including the Company and Plan participants.

     (c) Delegation of Authority to Grant Awards. The Administrator may delegate to the Chief Executive Officer and/or the President of the Company (provided that such officer is a member of the Board of Directors) all or part of the Administrator’s authority and duties with respect to Awards, including the granting thereof, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code, provided, however, that the number of shares of Stock underlying Awards made by the Chief Executive Officer and the President shall not exceed, in the aggregate, ten percent (10%) of the number of shares of Stock available for issuance under the Plan.

SECTION 3.
STOCK ISSUABLE UNDER THE PLAN; TERM OF PLAN;
RECAPITALIZATIONS; MERGERS; SUBSTITUTE AWARDS

     (a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan initially shall be 3,000,000. In addition, (a) as Awards consisting of Stock Options are exercised, the shares of Stock underlying such previously outstanding portion of the Award shall be added back to the Shares available for issuance under the Plan; provided, however, that this amount shall not exceed 100,000 shares of Stock in any given year; and (b) if any portion of an Award is forfeited, cancelled, satisfied without the issuance of Stock or otherwise terminated, the shares of Stock underlying such portion of the Award shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that an individual recipient can receive Stock Options with respect to no more than 625,000 shares of Stock during any one calendar year. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

     (b) Term of Plan. No Awards shall be made after June 1, 2009. Notwithstanding the foregoing, Stock Options granted hereunder may, except as otherwise expressly provided herein, be exercisable for up to five years after the date they become exercisable.

     (c) Recapitalizations. Subject to the provisions of Section 15, if, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Administrator may make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options that can be granted to any one individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the total number of Stock Options) as to which such Stock Options remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

     (d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.

SECTION 4.
ELIGIBILITY

     Participants in the Plan will be such full or part-time officers and other employees, Non-employee Directors and key personnel (including independent contractors, consultants and other non-employees) of the Company and the Company’s Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and the Company’s Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.
STOCK OPTIONS

     Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be a Non-Qualified Stock Option.

     (a) Stock Options Granted to Employees and Key Personnel. The Administrator in its discretion may grant Stock Options to eligible employees and key personnel of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the participant’s election, subject to such terms and conditions as the Administrator may establish, as well as in addition to other compensation.

          (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date. In no event shall the exercise price per share for the Stock covered by a Stock Option be lowered through the technique commonly referred to as “repricing.”

          (ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

          (iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date; provided, however, that (A) Stock Options granted in lieu of compensation shall be exercisable in full as of the grant date unless the Administrator otherwise provides in the Award agreement, and (B) all Stock Options must be exercised within five (5) years of the date they become exercisable or they shall automatically expire, and provided further that (1) no holder of a Stock Option may exercise any Stock Options during any period in which such person is in breach of any noncompetition agreement or covenant such person has with the Company, and (2) if any such holder fails to cure any such breach within thirty (30) days of written notice thereof, all Stock Options held by such person shall thereupon be forfeited. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

          (iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

               (A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

               (B) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been beneficially owned by the optionee for at least six months, if permitted by the Administrator in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

               (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that the payment method described in this Section 5(a)(iv)(C) shall not be available to an optionee who is subject to the reporting and other provisions of Section 16 of the Exchange Act unless the Company has obtained the written advice of legal counsel that use of such procedure does not violate the loan prohibitions of the Sarbanes-Oxley Act of 2002; and provided further, that in the event the optionee chooses to pay the purchase price as so authorized, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

The actual or constructive delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

     (b) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

     (c) Non-transferability of Options. Except as otherwise set forth in the following sentence, no Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee. Notwithstanding the foregoing, an optionee may transfer his Non-Qualified Stock Options, without consideration for the transfer, to members of his family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option agreement.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, an optionee’s rights in all Stock Options shall automatically terminate sixty (60) days following optionee’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason. Notwithstanding the foregoing, if an Incentive Stock Option optionee ceases to be employed by the Company and the Company’s Subsidiaries by reason of his death, or if the employee dies within the thirty (30) day period after the employee ceases to be employed by the Company and the Company’s Subsidiaries, any Incentive Stock Options of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the Incentive Stock Options by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the Incentive Stock Options or one hundred and eighty (180) days from the date of such optionee’s death. Additionally, if an Incentive Stock Option optionee ceases to be employed by the Company and the Company’s Subsidiaries by reason of his disability, he shall have the right to exercise any Incentive Stock Options held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the Incentive Stock Options or one (1) year from the date of the termination of the optionee’s employment. For the purposes of the Plan, the term “disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code or successor statute.

(e) Notice to Company of Disqualifying Disposition. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an ISO. A “Disqualifying Disposition” is any disposition (including any sale) of such Stock before the later of:

          (i) two years after the date the employee was granted the ISO, or

          (ii) one year after the date the employee acquired Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

SECTION 6.
RESTRICTED STOCK AWARDS

     (a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at par value or such other higher purchase price determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the participant executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and participants.

     (b) Rights as a Stockholder. Upon execution of the Restricted Stock Award agreement and paying any applicable purchase price, a participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such terms and conditions as may be contained in the Restricted Stock Award agreement. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(d) below, and the participant shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

     (c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, if a participant’s employment (or other business relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price (which may be zero), from the participant or the participant’s legal representative.

     (d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse, provided, however, that any Awards of Restricted Stock that vest solely on the basis of continuing employment (or other business relationship) shall be subject to a five (5) year period of vesting, in equal installments, subject, however, at the Administrator’s discretion, to accelerated vesting upon the achievement of specified performance goals. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a participant’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the participant’s termination of employment (or other business relationship) with the Company and its Subsidiaries and such shares shall be subject to the Company’s right of repurchase as provided in Section 6(c) above.

     (e) Waiver, Deferral and Reinvestment of Dividends. The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or reinvestment (in the form of additional Restricted Stock) of dividends paid on the Restricted Stock.

     (f) Limit on Restricted Stock Awards. No more than 500,000 of the shares of Stock initially reserved for issuance under the Plan may be used for Restricted Stock Awards. In addition, to the extent that shares of Stock are used for Deferred Stock Awards, they shall reduce (on a share-for-share basis) such number of shares available for Restricted Stock Awards.

SECTION 7.
PERFORMANCE SHARE AWARDS

     (a) Nature of Performance Share Awards. A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified long-term performance goals over a specified period of three to five years. The Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Administrator may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Share Awards under the Plan.

     (b) Rights as a Stockholder. A participant receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Administrator).

     (c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a participant’s rights in all Performance Share Awards shall automatically terminate upon the participant’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

     (d) Acceleration, Waiver, Etc. At any time prior to the participant’s termination of employment (or other business relationship) by the Company and its Subsidiaries, the Administrator may in its sole discretion accelerate, waive or, subject to Section 13, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

     (e) Limit on Performance Share Awards. No more than 200,000 of the shares of Stock initially reserved for issuance under the Plan may be used for Performance Share Awards.

SECTION 8.
PERFORMANCE UNIT AWARDS

     (a) Nature of Performance Unit Awards. A Performance Unit Award is an Award of units with a specified dollar value, the payment of which shall be contingent upon the recipient’s attainment of specified long-term performance goals over a specified period of three to five years. Payment of the Awards may be in the form of cash compensation or shares of Stock. The Administrator may make Performance Unit Awards independent of or in connection with the granting of any other Award under the Plan. The Administrator in its sole discretion shall determine whether and to whom Performance Unit Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Units; provided, however, that the Administrator may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Unit Awards under the Plan.

     (b) Rights as a Stockholder. A participant receiving a Performance Unit Award payable in shares of Stock shall have the rights of a stockholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Unit Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Unit Award (or in a performance plan adopted by the Administrator).

     (c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a participant’s rights in all Performance Unit Awards shall automatically terminate upon the participant’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

     (d) Acceleration, Waiver, Etc. At any time prior to the participant’s termination of employment (or other business relationship) by the Company and its Subsidiaries, the Administrator may in its sole discretion accelerate, waive or, subject to Section 13, amend any or all of the goals, restrictions or conditions imposed under any Performance Unit Award.

     (e) Limit on Performance Unit Awards. No more than 550,000 of the shares of Stock initially reserved for issuance under the Plan may be used for Performance Unit Awards.

SECTION 9.
DEFERRED STOCK AWARDS

     (a) Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of a right to receive shares of Stock at the end of a specified deferral period. The Administrator in its sole discretion shall determine the persons to whom and the time or times at which Deferred Stock Awards will be made, the number of shares of Stock covered by any Deferred Stock Award, the duration of the period (the “Deferral Period”) prior to which the Stock will be delivered, and the restrictions and other conditions under which receipt of the Stock will be deferred and any other terms and conditions of the Deferred Stock Awards. The Administrator may condition a Deferred Stock Award upon the attainment of specified performance goals by the participant or by the Company or a Subsidiary, including a division or department of the Company or a Subsidiary for or within which the participant is primarily employed, or upon such other factors or criteria as the Administrator shall determine. The provisions of Deferred Stock Awards need not be the same with respect to any participant. The Administrator may make Deferred Stock Awards independent of or in connection with the granting of any other Award under the Plan.

     (b) Terms and Conditions. Deferred Stock Awards shall be subject to the following terms and conditions:

     (1) Limitations on Transferability. Except as otherwise provided in an agreement with a participant, Deferred Stock Awards, or any interest therein, may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or Elective Deferral Period as defined in Section 9(b)(4), where applicable), the Administrator shall deliver Stock to the participant for the shares of Stock covered by the Deferred Stock Award.

     (2) Rights. Unless otherwise determined by the Administrator and the applicable agreement with a participant, cash dividends on the Stock that is the subject of the Deferred Stock Award shall be automatically deferred and reinvested in an additional Deferred Stock Award with respect to the same class as the Stock on which such dividend was payable, and dividends on the Stock that is the subject of the Deferred Stock Award payable in Stock shall be awarded in the form of a Deferred Stock Award with respect to the same class as the Stock on which such dividend was payable.

     (3) Acceleration and Waiver. Based on such factors or criteria as the Administrator may determine, the Administrator may provide for the lapse of restrictions, conditions or deferral limitations in installments and may accelerate the vesting of all or any part of any Deferred Stock Award and waive such remaining restrictions, conditions or deferral limitations for all or any part of such Deferred Stock Award.

     (4) Election. A participant may elect further to defer receipt of the shares of Stock payable under a Deferred Stock Award (or an installment thereof) for a specified period or until a specified event (an “Elective Deferral Period), subject in each case to the Administrator’s approval and to such terms as are determined by the Administrator. Subject to any exceptions adopted by the Administrator, such election must be made at least one (1) year prior to completion of the Deferral Period for the Deferred Stock Award (or of the applicable installment thereof).

     (c) Rights as a Stockholder. A participant receiving a Deferred Stock Award shall have the rights of a stockholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Deferred Stock Award only upon satisfaction of all conditions specified in the written instrument evidencing the Deferred Stock Award.

     (d) Termination. Except as may otherwise be provided by the Administrator either in the Deferred Stock Award agreement or, subject to Section 13 below, in writing after the Deferred Stock Award agreement is issued, a participant’s rights in all Deferred Stock Awards shall automatically terminate upon the participant’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

     (e) Limit on Deferred Stock Awards. No more than 500,000 of the shares of Stock initially reserved for issuance under the Plan may be used for Deferred Stock Awards. In addition, to the extent that shares of Stock are used for Restricted Stock Awards, they shall reduce (on a share-for-share basis) such number of shares available for Deferred Stock Awards.

SECTION 9A.
WARRANTS

     (a) Nature of Warrants. A “Warrant” is an Award entitling the recipient to acquire shares of Stock upon exercise of the Warrant for a specific purchase price per share. The Administrator may make Warrant Awards independent of or in connection with the granting of any other Award under the Plan. The Administrator in its sole discretion shall determine whether and to whom Warrant Awards shall be made, the exercisability and method of exercise applicable to each such Warrant Award, and all other limitations and conditions applicable to the awarded Warrants.

     (b) Rights as a Stockholder. A participant receiving a Warrant Award shall have the rights of a stockholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Warrant Award only upon satisfaction of all conditions specified in the written instrument evidencing the Warrant Award.

     (c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a participant’s rights in all Warrant Awards shall automatically terminate upon the participant’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

     (d) Acceleration, Waiver, Etc. At any time prior to the participant’s termination of employment (or other business relationship) by the Company and its Subsidiaries, the Administrator may in its sole discretion accelerate, waive or, subject to Section 13, amend any or all of the restrictions or conditions imposed under any Warrant Award.

     (e) Limit on Warrant Awards. No more than 100,000 of the shares of Stock initially reserved for issuance under the Plan may be used for Warrant Awards.

SECTION 9B.
COMMON STOCK IN LIEU OF CASH COMPENSATION AWARDS

     (a) Grants of Common Stock Payable in Lieu of Cash. The Administrator may grant shares of Stock available for issuance under the Plan to an eligible participant in lieu of cash compensation earned by the participant under a short- or long-term incentive plan of the Company (an “Other Incentive Plan”), provided, however, that the award made under the Other Incentive Plan allows for satisfaction of such award by payment of Stock in lieu of cash compensation. In the event of a grant of shares of Stock in lieu of cash compensation, such grant shall be conditioned upon the participant’s irrevocable election to waive receipt of all or a portion of the cash compensation otherwise payable, which waiver shall constitute payment in full by such participant for the shares of Stock granted in lieu of such cash compensation. All shares of Stock granted under this Section 9B shall be without restriction other than any restrictions imposed by applicable federal and state securities laws.

     (b) Date of Grant. Stock granted in lieu of cash compensation shall be granted to each participant on the date the waived cash compensation would otherwise by paid.

     (c) Number of Shares. The number of shares of Stock granted in lieu of cash compensation shall be determined by dividing the amount of the waived cash compensation by the Fair Market Value of the Stock on the date the Stock is granted. Such Stock shall be granted for the whole number of shares so determined; the value of any fractional share shall be paid in cash.

SECTION 10.
NON-EMPLOYEE DIRECTOR STOCK OPTION PROGRAM

     Each person who is elected as a Non-employee Director shall be granted, on the date of his or her initial election and annually thereafter, a Non-Qualified Stock Option to acquire such number of shares of Stock as may be determined by the Administrator with an exercise price per share for the Stock covered by such Stock Option at least equal to the Fair Market Value on the date as of which the Stock Option is granted. Such Stock Options shall become exercisable as may be determined by the Administrator, provided that all Stock Options granted under this Section 10 shall expire if not exercised within five (5) years after they become exercisable. Stock Options granted under this Section 10 may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 5(a)(iv). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

SECTION 11.
TAX WITHHOLDING

     (a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. The Company’s obligation to deliver stock certificates to any participant is subject to and conditioned on tax obligations being satisfied by the participant.

     (b) Payment in Stock. Subject to approval by the Administrator, a participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation.

SECTION 12.
TRANSFER, LEAVE OF ABSENCE, ETC.

     For purposes of the Plan, the following events shall not be deemed a termination of employment:

     (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

     (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the written policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 13.
AMENDMENTS AND TERMINATION

     The Board may, at any time, amend or discontinue the Plan, and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s written consent. The Administrator may provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan, but no such action shall adversely affect rights under any outstanding Award without the holder’s written consent. If and to the extent determined by the Administrator to be required by (a) the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or ensure that compensation earned under Stock Options granted under the Plan qualifies as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, or (b) the rules of the Nasdaq Stock Market, Plan amendments shall be subject to approval by the Company’s stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 13 shall limit the Board’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 14.
STATUS OF PLAN

     Unless the Administrator shall otherwise expressly determine in writing, with respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 15.
CHANGE OF CONTROL AND MERGER PROVISIONS

     (a) In contemplation of and subject to the consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation or dissolution of the Company or in the event of a corporate reorganization of the Company (in each case, a “Transaction”), the Board, or the Board of Directors of any corporation or other entity assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Awards: (i) provide that such Awards shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding corporation or other entity (or an affiliate thereof), and/or (ii) upon written notice to the participants, provide that all Awards will terminate immediately prior to the consummation of the Transaction. In the event that, pursuant to clause (ii) above, Awards will terminate immediately prior to the consummation of the Transaction, all vested Awards, other than Options, shall be fully settled in cash or in kind at such appropriate consideration as determined by the Administrator in its sole discretion after taking into account any and all consideration payable per share of Stock pursuant to the Transaction (the “Transaction Price”) and all Stock Options shall be fully settled, in cash or in kind, in an amount equal to the difference between (A) the Transaction Price times the number of shares of Stock subject to such outstanding Stock Options (to the extent then exercisable at prices not in excess of the Transaction Price) and (B) the aggregate exercise price of all such outstanding Stock Options. In addition, the Board, or the Board of Directors of any corporation or other entity assuming the obligations of the Company, may, in its discretion, permit a participant, within a specified period determined by the Board prior to the consummation of the Transaction, to exercise all outstanding Stock Options, including those that are not then exercisable, subject to the consummation of the Transaction.

     (b) Upon the occurrence of a Change of Control as defined in Section 15(c) below, unless otherwise specified in the Award instrument or unless otherwise determined by the Board in office immediately prior to such Change of Control or specified in the Plan Award instrument, each Award outstanding shall be accelerated, such that all Stock Options and Warrants shall become fully exercisable and the restricted period on all shares of Restricted Stock, Deferred Share Awards, Performance Shares Awards and Performance Unit Awards shall terminate immediately.

     (c) “Change of Control” shall mean the occurrence of any one of the following events:

     (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its Subsidiaries, any “affiliate” or “associate” (as such terms are defined in Rule 12b-2 under the Exchange Act) of the foregoing persons, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Directors (“Voting Securities”) (other than as a result of an acquisition of securities directly from the Company); or

     (ii) persons who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to such date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (A) a vote of at least two-thirds of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a Nominating Committee composed, in the majority, of Incumbent Directors.

     Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person (as defined in the foregoing clause (i)) to 25% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if such person shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the

Company), then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 16.
GENERAL PROVISIONS

     (a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal, Nasdaq and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

     (b) Delivery of Stock Certificates. To the extent the Company uses certificates to represent shares of Stock, certificates to be delivered to participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company. Any reference in this Section 16(b) or elsewhere in the Plan to actual stock certificates and/or the delivery of actual stock certificates shall be deemed satisfied by the electronic record-keeping and electronic delivery of shares of Stock or other mechanism then utilized by the Company and its agents for reflecting ownership of such shares.

     (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards shall not confer upon any individual any right to continued employment (or other business relationship) with the Company or any Subsidiary and shall not interfere in any way with the right of the Company or any Subsidiary to terminate the employment (or other business relationship) of any of its employees at any time.

     (d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company insider-trading-policy-related restrictions, terms and conditions as may be established by the Administrator, or in accordance with policies set by the Administrator, from time to time.

     (e) Section 162(m). Notwithstanding anything herein to the contrary, no Award shall become exercisable, vested or realizable if such Award is granted to an employee that is a “covered employee” as defined in Section 162(m) of the Code and the Administrator has determined that such Award should be structured so that it is not “applicable employee remuneration” under such Section 162(m) unless and until the terms of this Plan, including any amendment hereto, have been approved by the Company’s stockholders in the manner and to the extent required under such Section 162(m).

SECTION 17.
EFFECTIVE DATE OF PLAN

     This Plan shall become effective upon the later to occur of (i) approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by a majority written consent of stockholders, or (ii) June 2, 2004. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

SECTION 18.
GOVERNING LAW

     This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.